EXHIBIT 10.12

                                 AMENDMENT NO. 3
                                     TO THE
          PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN
          ------------------------------------------------------------

     Pursuant to the provisions of Section 8.1 thereof, the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "Plan") is hereby amended in the following respects only:

     FIRST:  Effective  January 1, 2002,  Section  1.1(kk) of the Plan is hereby amended by restatement in its entirety to read as follows:

             (kk) "Pre-Tax Account" means the account established and maintained under this Plan by the Committee to record a Participant's interest under this Plan attributable to (i) Pre-Tax Contributions, Pre-Tax Bonus Contributions and Catch-Up Contributions made by an Employer on behalf of such Participant and (ii) any amounts credited to his or her Employee Pre-Tax Contribution Account under the Superseded Plan as in effect on September 30, 1997.

     SECOND:  Effective  January 1, 2003,  Section  3.1(e) of the Plan is hereby amended  by  restating  the last  sentence  thereof in its  entirety  to read as follows:

     If any portion of a Pre-Tax Contribution or Pre-Tax Bonus Contribution is distributed or recharacterized pursuant to this subsection, any portion of a Matching Contribution (along with any income allocable thereto) made to this Plan for such Participant that matches the distributed or recharacterized Pre-Tax Contribution or Pre-Tax Bonus Contribution shall be forfeited.

     THIRD: Effective January 1, 2003, Section 3.2 of the Plan is hereby amended by restatement in its entirety to read as follows:

     Section 3.2  Matching Contributions.

             (a) For each pay period an Employer shall make to the Plan for each Participant in its employ a Matching Contribution equal to 200 percent of the Pre-Tax Contributions made by the Employer on such Participant's behalf during such pay period which are not in excess of five percent of such Participant's Basic Compensation for such pay period.

             (b) As of the end of each Plan Year, an Employer shall make to the Plan for each Participant in its employ on the last day of such Plan Year an additional Matching Contribution equal to A minus B, where A is equal to 200 percent multiplied by the lesser of (i) the Participant's Total Pre-Tax


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     Contributions  for the Plan Year or (ii) five percent of the  Participant's
     Basic Compensation for the Plan Year, and B is equal to the total amount of Matching Contributions made for the Participant for the Plan Year pursuant to Section 3.2(a).

             (c) The Committee shall establish and maintain an Employer Account for each Participant. All Matching Contributions made for a Participant pursuant to this Section shall be credited to such Participant's Employer Account.

     FOURTH:  Effective  January  1,  2002,  Section  3.3 of the Plan is  hereby amended to add the following new sentence to the end thereof:

     All Catch-Up Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.1 shall be credited to such Participant's Pre-Tax Account.

     FIFTH: Effective January 1, 2003, Section 3.5 of the Plan is hereby amended by restatement in its entirety to read as follows:

             Section 3.5 Payment of Contributions. Pre-Tax Contributions, Catch-Up Contributions and After-Tax Contributions made to the Plan by an Employer for or on behalf of Participants for a pay period shall be paid to the Trustee in cash as soon as practicable after such pay period ends, but no later than the 15th business day after the end of the month in which such pay period ends. Pre-Tax Bonus Contributions made to the Plan on behalf of Participants shall be paid to the Trustee in cash as soon as practicable after the bonus payment is made, but no later than the 15th day of the month after the end of the month in which such bonus payment is made. Matching Contributions made to the Plan for a pay period pursuant to
     Section 3.2(a) shall be paid to the Trustee as soon as practicable, but no later than 30 days after the end of the month in which such pay period ends. Matching Contributions made to the Plan for a Plan Year pursuant to
     Section 3.2(b) shall be paid to the Trustee no later than the time prescribed by law, including extensions thereof, for the filing of such Employer's federal income tax return for such year.

     SIXTH:  Effective  January 1, 2003,  the last sentence of Section 3.7(b) is hereby amended by restatement in its entirety to read as follows:

     If any portion of a Pre-Tax Contribution or Pre-Tax Bonus Contribution made by an Employer on behalf of a Participant is distributed to such Participant or is treated as a Catch-Up Contribution pursuant to the foregoing provisions of this subsection (b), any portion of a Matching Contribution (along with any income allocable thereto) made for such


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     Participant  that matches the distributed  Pre-Tax  Contribution or Pre-Tax
     Bonus Contribution or recharacterized Catch-Up Contribution shall be forfeited.

     SEVENTH: Effective July 30, 2002, Section 6.9 of the Plan is hereby amended to add a new subsection to the end thereof to read as follows:

             (d) Plan loans to directors and executive officers of an Employer may be denied in the event that the Committee determines that loans may not be made to such persons under the Sarbanes-Oxley Act of 2002 or other federal law.

     EIGHTH:  Effective  January  1,  2003,  Section  10.3 of the Plan is hereby amended by restating the last three sentences  thereof in their entirety to read as follows:

     Any Matching Contributions corresponding to any distributed Pre-Tax Contributions and Pre-Tax Bonus Contributions shall be credited to a suspense account and thereafter reallocated (prior to the allocation of subsequent forfeitures and the making of any additional contributions to the Plan) to reduce the earliest subsequent Matching Contributions an Employer would otherwise be required to make to the Plan pursuant to
     Section 3.2 for such year and the next succeeding Plan Year. No adjustment shall be made to such suspense account to reflect income, profits and losses, expenses or other transactions affecting the Plan. Any Pre-Tax Contributions or Pre-Tax Bonus Contributions distributed to a Participant pursuant to this Section shall not be taken into account in determining such Participant's actual deferral percentage for purposes of Section 3.7.

     IN WITNESS  WHEREOF,  this  Amendment has been executed on this 16th day of

June, 2003.

                                     PIONEER NATURAL RESOURCES USA, INC.




                                     By   /s/ Larry Paulsen
                                        --------------------------------
                                         Larry Paulsen, Vice President



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